                                                                     EXHIBIT 5.1

                           WHITE & McDERMOTT, P.C.
                              COUNSELLORS AT LAW
                         65 WILLIAM STREET, SUITE 209
                        WELLESLEY, MASSACHUSETTS 02181

                                October 15, 1996


Novavax, Inc.
12111 Parklawn Drive
Rockville, MD  20852

Gentlemen:

         We have assisted with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 505,000 shares of common stock, $.01 par value ("Common Stock"), of Novavax, Inc. (the "Company") held by certain stockholders of the Company.

         We have examined the most recent Amendment to the Certificate of Incorporation and the Restated Certificate of Incorporation, the By-laws of the Company and all amendments thereto and have examined and relied on originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             White & McDermott, P.C.



                                             By:/s/ DAVID A. WHITE
                                                ----------------------
                                                David A. White